UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2010

SafeStitch Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Suite 670, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
As previously disclosed, effective November 12, 2010, Dr. Stewart Davis resigned his position as Chief Operating Officer of SafeStitch Medical, Inc. and its subsidiaries (the "Company"). On November 24, 2010, the Company entered into a Confidential General Release of All Claims (the "General Release") and a Consulting Agreement (the "Consulting Agreement") with Dr. Davis. Under the terms of the General Release, the Company agreed to pay Dr. Davis $39,000, and Dr. Davis released the Company from all claims, demands or liabilities relating to the date of the General Release. The General Release also includes certain restrictive covenants, including a one-year non-solicitation of employees, customers, manufacturers and suppliers, to which Dr. Davis has agreed to be bound.

Pursuant to the terms of the Consulting Agreement, Dr. Davis will provide certain consulting services to the Company through March 31, 2011. The Company will pay Dr. Davis $6,500 for consulting services for November 2010 and $13,000 per month for consulting services related the months of December 2010 through, and including, March 2011.

The foregoing information is a summary of the General Release and the Consulting Agreement, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of their respective terms and conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 Confidential General Release of All Claims dated November 24, 2010

10.2 Consulting Agreement dated November 24, 2010 and effective November 12, 2010

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SafeStitch Medical, Inc.

December 1, 2010	By:	/s/ Adam S. Jackson

Name: Adam S. Jackson
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Confidential General Release of All Claims dated November 24, 2010
10.2	Consulting Agreement dated November 24, 2010 and effective November 12, 2010